                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12



                             NORTHWEST PIPE COMPANY
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                             NORTHWEST PIPE COMPANY
                                12005 N. BURGARD
                             PORTLAND, OREGON 97203

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             -----------------------

To the Shareholders of Northwest Pipe Company:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Northwest Pipe Company (the "Company") will be held on Tuesday, May 11, 1999 at the Doubletree Hotel, 222 N. Vineyard Avenue, Ontario, CA, 91764, at 9:00 a.m., local time. The purposes of the Annual Meeting will be:

                  1. ELECTION OF DIRECTORS. To elect two directors, to hold office for a term of three years or until their successors are elected and qualified (Proposal No. 1);

                  2. APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN. To approve the Northwest Pipe Company 1999 Employee Stock Purchase Plan (Proposal No.
         2);

                  3. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999 (Proposal No. 3); and

                  4. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 12, 1999 as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.



                                    By Order of the Board of Directors,



                                    Brian W. Dunham
                                    President and Chief Operating Officer

Portland, Oregon
April 7, 1999

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             NORTHWEST PIPE COMPANY
                                12005 N. BURGARD
                             PORTLAND, OREGON 97203

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 11, 1999

                              ---------------------

                                  INTRODUCTION

GENERAL

This Proxy Statement and the accompanying 1998 Annual Report to Shareholders are being furnished to the shareholders of Northwest Pipe Company, an Oregon corporation (the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 11, 1999 at the Doubletree Hotel, 222 N. Vineyard Avenue, Ontario, CA, 91764, at 9:00 a.m., local time. At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, to approve the Northwest Pipe Company 1999 Employee Stock Purchase Plan, to ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent auditors of the Company for the year ending December 31, 1999, and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card and the 1998 Annual Report to Shareholders, are first being mailed to shareholders of the Company on or about April 7, 1999.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Board of Directors has fixed the close of business on March 12, 1999 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 6,449,232 shares of Common Stock then outstanding. The presence, in person or by proxy of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS, FOR THE APPROVAL OF THE NORTHWEST PIPE COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1999. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

  Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Northwest Pipe Company, 12005 N. Burgard, Portland, Oregon 97203, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

The Company's Articles of Incorporation and Bylaws provide that the Board of Directors shall be composed of not less than six (6) and not more than nine (9) directors. The Board of Directors has fixed the number of directors at six (6). The Company's directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires each year, and their successors are elected for terms of three years, and until their successors are elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names of and certain information about the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting.

                                                           DIRECTOR        EXPIRATION
                                               AGE          SINCE            OF TERM
                                               ---          -----            -------
               NOMINEES:
                  William R. Tagmyer           61            1986              1999
                  Neil R. Thornton             68            1995              1999
               CONTINUING DIRECTORS:
                  Brian W. Dunham              41            1995              2000
                  Wayne B. Kingsley            56            1987              2000
                  Warren K. Kearns             69            1986              2001
                  Vern B. Ryles, Jr.           61            1986              2001

NOMINEES FOR DIRECTOR

WILLIAM R. TAGMYER has been the Chairman of the Board and Chief Executive Officer since 1986. From 1986 to January 1998, Mr. Tagmyer also served as President of the Company. From 1975 to 1986, he worked for L. B. Foster Company, another steel pipe manufacturer. Prior to 1975, Mr. Tagmyer was employed by the U.S. Steel Corporation and FMC Corporation in the areas of sales, marketing, product management and contract administration.

NEIL R. THORNTON has been a director of the Company since 1995. He was previously a director of the Company from 1986 to 1993. Mr. Thornton was President and Chief Executive Officer of American Steel, L.L.C., a distributor of carbon steel products, from 1985 until January 1998.

CONTINUING DIRECTORS

BRIAN W. DUNHAM has been a director of the Company since August 1995. Mr. Dunham had served as the Company's Chief Financial Officer, Vice President, Treasurer and Secretary since 1990 and became Executive Vice President in 1995. In February 1997 Mr. Dunham was appointed the Company's Chief Operating Officer and in January 1998 was elected President of the Company. From 1981 to 1990 he was employed by Coopers & Lybrand L.L.P., independent accountants.

WAYNE B. KINGSLEY has been a director of the Company since 1987. Mr. Kingsley is Chairman of the Board of Directors of American Waterways, Inc. and serves as a director of Coleman Natural Products, Inc.

WARREN K. KEARNS has been a director of the Company since 1986. Mr. Kearns is currently the Principal in Warren Kearns Associates, providing consulting services to clients in steel and steel-related industries. Mr. Kearns was formerly President and director of L. B. Foster Company.

VERN B. RYLES has been a director of the Company since 1986. Mr. Ryles is President and Chief Executive Officer of Poppers Supply, a manufacturer of flavored popcorn snacks and distributor of snack foods and equipment. Mr. Ryles is also a director of Electro Scientific Industries, a public company.

BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

Each year the members of the Board of Directors who are not employed by the Company and whose terms of office are not expiring at the next annual meeting serve as the Nominating Committee for selecting nominees for election as directors. The Company's Bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in the Company's Bylaws concerning each person the shareholder proposes to nominate for election and nominating shareholder.

The Board of Directors met six (6) times during 1998. Each director attended more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee, comprised of Messrs. Kingsley, Ryles and Tagmyer, exercises the authority of the Board of Directors between meetings of the Board, subject to certain limitations. The Executive Committee did not meet in 1998. The Audit Committee was comprised of Messrs. Kearns and Kingsley. The Audit Committee oversees actions taken by the Company's independent auditors and reviews the Company's internal audit controls. The Audit Committee met two (2) times in 1998. The Compensation Committee was comprised of Messrs. Thornton and Ryles. The Compensation Committee reviews the compensation levels of the Company's employees, makes recommendations to the Board regarding changes in compensation and administers the Company's stock option plans. The Compensation Committee met eight (8) times in 1998. The Nominating Committee was comprised of Mr. Kingsley and Mr. Thornton. The Nominating Committee met one (1) time in 1998. There are no family relationships among any of the directors or executive officers of the Company.

 See "Management - Executive Compensation" for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

Information with respect to the Company's current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.




NAME                             AGE    CURRENT POSITION(S) WITH COMPANY
----                             ---    --------------------------------
William R. Tagmyer                61    Chairman of the Board and Chief Executive Officer
Brian W. Dunham                   41    Director, President and Chief Operating Officer
Charles L. Koenig                 56    Vice President, Water Transmission
Robert L. Mahoney                 37    Vice President, Corporate Development
Terrence R. Mitchell              43    Vice President, Tubular Products
John D. Murakami                  45    Vice President, Chief Financial Officer
Gary A. Stokes                    47    Vice President, Sales and Marketing


Information concerning the principal occupations of Messrs. Tagmyer and Dunham is set forth under "Election of Directors".

CHARLES L. KOENIG was named Vice President, Water Transmission in February 1997 and had served as Vice President - California Operations since 1993. Additionally, Mr. Koenig was named President of Thompson Pipe and Steel Company, formerly a subsidiary of the Company, in May 1996. He has been with the Company since 1992 and is a registered Professional Engineer. Previously, he was Operations Manager with Thompson Pipe and Steel Company, where he was employed for more than twenty years.

ROBERT L. MAHONEY was named Vice President, Corporate Development in July 1998, had served as Director of Business Planning and Development since 1996 and has been with the Company since 1992.

TERRENCE R. MITCHELL was named Vice President, Tubular Products in May 1996, and had served as Vice President and General Manager - Kansas Division since 1993 and has been with the Company since 1985. Prior to joining the Company, he was employed by Valmont Industries, another pipe manufacturer.

JOHN D. MURAKAMI was named Vice President, Chief Financial Officer in February 1997, and had served as Corporate Controller since September 1995. Prior to joining the Company, he was employed by Babler Brothers, Inc., a manufacturer of concrete pipe products.

GARY A. STOKES has been Vice President, Sales and Marketing since 1993. He has been with the Company since 1987. Mr. Stokes was previously employed by L. B. Foster Company for eleven years. He served as the Regional Manager responsible for L.B. Foster Company's West Coast sales operations.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                          COMPENSATION
                                                                          ------------
                                                  ANNUAL COMPENSATION         STOCK
                                                  -------------------         OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION            YEAR      SALARY         BONUS(1)      GRANTED         COMPENSATION
---------------------------            ----      ------         --------      -------         ------------
William R. Tagmyer                     1998     $335,000        $   --        31,905           $ 20,822(2)
  Chairman of the Board and            1997      280,008         180,985      48,000             18,358(2)
   Chief Executive Officer             1996      262,992         220,000        --               12,539(2)

Brian W. Dunham                        1998     $280,000        $   --        20,000           $  5,000(3)
  Director, President and              1997      203,603         140,000      25,000              4,750(3)
   Chief Operating Officer             1996      168,345         200,000        --                4,375(3)

Gary A. Stokes                         1998     $162,000        $   --         7,714           $  5,000(3)
  Vice President,                      1997      150,000          75,000      12,000              4,750(3)
   Sales and Marketing                 1996      130,400         120,000        --                4,586(3)

Charles L. Koenig                      1998     $162,000        $   --         7,714           $  5,000(3)
  Vice President, Water                1997      150,000          75,000      12,000              4,506(3)
     Transmission                      1996      126,000         120,000        --                4,489(3)

Terrence R. Mitchell                   1998     $150,000        $   --         7,143           $  5,000(4)
 Vice President, Tubular Products      1997      125,000         104,329       9,000              4,750(4)
                                       1996       88,500          80,000        --               39,512(4)

(1) Bonus amounts reported for and earned in 1997 were paid in 1998. As of the date of this Proxy Statement, the bonus amounts for 1998 have not been determined by the Board of Directors.

(2) Represents $15,822, $13,608 and $7,789 of Company-paid life insurance in 1998, 1997 and 1996, respectively, and $5,000, $4,750 and $4,750 of matching amounts contributed to the Company's 401(k) plan in 1998, 1997 and 1996, respectively.

(3) Represents matching amounts contributed to the Company's 401(k) plan in 1998, 1997 and 1996.

(4) Represents $35,559 of relocation expenses in 1996, and $5,000, $4,750 and $3,953 of matching amounts contributed to the Company's 401(k) plan in 1998, 1997 and 1996, respectively.

STOCK OPTIONS

The following table contains information concerning the grant of stock options to the named executive officers in 1998.

                                      OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                           ----------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                                             PERCENT OF                                  VALUE AT ASSUMED ANNUAL
                                           TOTAL OPTIONS                                  RATES OF STOCK PRICE
                                             GRANTED TO      EXERCISE                       APPRECIATION FOR
                              OPTIONS        EMPLOYEES        PRICE      EXPIRATION        OPTION TERM($)(2)
          NAME              GRANTED(1)        IN 1998         ($/SH)        DATE             5%             10%
          ----              ----------        -------         -----         ----             --             ---
William R. Tagmyer            31,905            31%           $21.00      2/19/08         $421,363       $1,067,815
Brian W. Dunham               20,000            20             21.00      2/19/08          264,136          669,372
Charles L. Koenig              7,714             8             21.00      2/19/08          101,877          258,177
Terrence R. Mitchell           7,143             7             21.00      2/19/08           94,336          239,066
Gary A. Stokes                 7,714             8             21.00      2/19/08          101,877          258,177


(1) Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted vest ratably over a 60 month period, and have a ten year term.

(2) The potential realizable value is calculated based on the term of the option at time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END
OPTION VALUES

The following table sets forth, for each of the named executive officers, the number and value of unexercised options as of December 31, 1998.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                            SHARES                          OPTIONS AT                 IN-THE-MONEY OPTIONS
                           ACQUIRED      VALUE           DECEMBER 31, 1998            AT DECEMBER 31, 1998 (2)
                              ON       REALIZED     ---------------------------     ---------------------------
       NAME                EXERCISE      (1)        EXERCISABLE   UNEXERCISABLE      EXERCISABLE  UNEXERCISABLE
-----------------          --------      ---      -------------- --------------    ----------------------------
William R. Tagmyer            -           -          40,935           64,710           $204,414          $87,606
Brian W. Dunham               -           -          80,136           45,371            912,022          146,010
Charles L. Koenig             -           -          32,832           19,177            365,193           58,404
Terrence R. Mitchell          -           -          19,650           16,801            183,890           58,404
Gary A. Stokes              18,757     $415,092      29,026           19,177            307,627           58,404


(1) The value realized on options exercised was calculated based on the net amount received per share from the sale of shares of stock minus the exercise price of the options.

(2) The value of unexercised in-the-money options is calculated based on the closing price of the Company's Common Stock on December 31, 1998, $16.125 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.

DIRECTOR COMPENSATION

The members of the Company's Board of Directors are reimbursed for their travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive a $12,000 annual retainer, $1,000 for each Board meeting attended, $500 for each telephonic Board meeting attended and $500 for each meeting of a committee of the Board attended. The Company's 1995 Stock Option Plan for Nonemployee Directors (the "1995 Nonemployee Director Plan") provides that an option to purchase 5,000 shares of Common Stock is granted to each new nonemployee director at the time such person is first elected or appointed to the Board of Directors. In addition, each nonemployee director receives an option to purchase 2,000 shares of Common Stock annually after each annual meeting of shareholders. The number of options which may be granted under the 1995 Nonemployee Director Plan in any fiscal year may not exceed 20,000, subject to stock splits and similar events, and a total of 100,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1995 Nonemployee Director Plan. On May 19, 1998 options to purchase 2,000 shares of Common Stock, at $22.875 each, were granted to each of Messrs. Kingsley, Kearns, Ryles and Thornton.

                COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation Committee is composed entirely of nonemployee, outside directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, and sets salary and bonus levels and option grants under the Company's stock option plans. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

The Omnibus Budget Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, which limits to $1,000,000 the deductibility of compensation (including stock-based compensation) individually paid to a publicly-held Company's chief executive officer and the four other most highly compensated executive officers. The Board of Directors and the Compensation Committee intend to take the necessary steps to structure executive compensation policies to comply with this limit on deductibility of executive compensation.

SALARIES. The Compensation Committee annually assesses the performance and sets the salary of the Company's executive officers. Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications. In determining executive officer salaries, the Compensation Committee reviews recommendations from management which include information from salary surveys. Additionally, the Compensation Committee establishes both financial and operational based objectives and goals. These goals and objectives include sales and spending forecasts, along with published executive compensation literature for comparable sized companies. The Compensation Committee considers not only the performance evaluations of executive officers but also reviews the financial condition of the Company in setting salaries.

BONUS AWARDS. The Compensation Committee administers a cash bonus plan to provide additional incentives to executive officers and certain other management employees. As of the date of this Proxy Statement, the Board of Directors has not approved the executive bonus plan for 1998 and no bonus awards for 1998 have been made.

STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants stock options under the Company's stock option plans. Stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for option grants are based upon the relative position and responsibilities of each executive officer, expected contributions of each officer to the Company and previous option grants to such executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Tagmyer's 1998 base salary was determined in the same manner as the other executives as described in SALARIES above. The Compensation Committee approved Mr. Tagmyer's 1998 annual base salary of approximately $335,000, based on the salary survey data referred to above and compensation levels of President/Chief Executive Officers of comparable size companies in industries similar to the Company's. As described in BONUS AWARDS above, the executive bonus plan for 1998 has not been approved and no bonus awards for 1998 have been made. Options to purchase 31,905 shares of the Company's Common Stock at $21.00 per share were granted to Mr. Tagmyer in 1998.


                                       COMPENSATION COMMITTEE

                                       Neil R. Thornton
                                       Vern B. Ryles, Jr.

                             STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and (c) an industry-specific index. The Company's Common Stock began trading on the Nasdaq Stock Market on November 30, 1995. Accordingly, the following graph includes the required information from November 30, 1995 through the end of the last fiscal year (December 31, 1998). The broad-based market index used is the Nasdaq U.S. Stock Market Total Return Index and the industry-specific index used is a peer group of companies consisting of Ameron International, Inc., Lindsay Manufacturing Co., Valmont Industries, Inc., L.B. Foster Company and Maverick Tube Corporation.


                                 [GRAPH]


                                                                DATA
                                -----------------------------------------------------------------
                                NORTHWEST PIPE COMPANY          NASDAQ U.S.            PEER GROUP
                                ----------------------          -----------            ----------
   November 30, 1995                    $100.00                   $100.00                $100.00
   December 31, 1995                    $122.05                   $ 99.48                $104.53
   December 31, 1996                    $180.30                   $122.37                $168.93
   December 31, 1997                    $266.29                   $150.13                $230.94
   December 31, 1998                    $178.91                   $210.95                $127.33


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to 1998, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with for 1998.

              STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The table below sets forth certain information, as of February 28, 1999, regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) each of the named executive officers, (iii) each of the Company's directors and (iv) all directors and executive officers as a group:

                                                                    SHARES BENEFICIALLY
                                                                          OWNED(1)
                                                                          --------
                   NAME OF BENEFICIAL OWNER                         SHARES       PERCENT
                   ------------------------                        --------     ---------
Becker Capital Management, Inc. (2)                                 494,917        7.7  %
    1211 SW Fifth Avenue, Suite 2185
    Portland, OR  97204

Fleet Financial Group. Inc. (3)                                     485,000        7.5
    One Federal Street
    Boston, MA  02110

Harris Associates L.P. (4)                                          425,000        6.6
Harris Associates Investment Trust
    2 North LaSalle Street
    Chicago, IL  60602

The Prudential Insurance Company of America (5)                     408,150        6.3
    751 Broad Street
    Newark, NJ  07102

Benson Associates, LLP (6)                                          324,927        5.0
    111 SW Fifth Avenue, Suite 2130
    Portland, OR  97204

William R. Tagmyer                                                  250,424        3.9
Brian W. Dunham                                                     117,747        1.8
Gary A. Stokes                                                       60,539        1.0
Charles L. Koenig                                                    70,971        1.1
Terrence R. Mitchell                                                 22,227          *
Warren K. Kearns                                                      6,000          *
Wayne B. Kingsley (7)                                                19,929          *
Vern B. Ryles, Jr.                                                    6,000          *
Neil R. Thornton                                                     16,378          *

All directors and executive officers as a group,
 (eleven persons)                                                   582,727        8.7  %
 ---------

(*) Represents beneficial ownership of less than one percent of the outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 28, 1999 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of stock options that are exercisable within 60 days of February 28, 1999 is as follows: Mr. Kingsley - 6,000; Mr. Kearns - 6,000; Mr. Ryles -6,000; Mr. Thornton - 11,000; Mr. Tagmyer - 49,492; Mr. Dunham - 87,012; Mr. Stokes - 31,874; Mr. Koenig - 35,675; Mr. Mitchell -
         22,227; and all directors and officers as a group -267,292.

(2) The information as to beneficial ownership is based on a Schedule 13G/A filed with the Securities and Exchange Commission by Becker Capital Management, Inc. on February 11, 1999, reflecting its beneficial ownership of Common Stock as of December 31, 1998. The Schedule 13G states that Becker Capital Management has sole voting power and sole dispositve power with respect to 494,917 shares of Common Stock.

(3) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Fleet Financial Group, Inc. on February 12, 1999, reflecting its beneficial ownership of Common Stock as of December 31, 1998. The Schedule 13G states that Fleet Financial Group, Inc. has sole voting power with respect to 361,640 shares of Common Stock and sole dispositve power with respect to 485,000 shares of Common Stock.

(4) The information as to beneficial ownership is based on Schedules 13G filed with the Securities and Exchange Commission by Harris Associates Investment Trust and Harris Associates L.P. on February 8, 1999, reflecting their beneficial ownership of Common Stock as of December 31, 1998. The Schedules 13G state that Harris Associates Investment Trust and Harris Associates L.P. have shared voting and dispositive power with respect to 425,000 shares of Common Stock and Harris Associates Investment Trust has sole dispositive power with respect to 25,000 shares of Common Stock. Included in the total of 425,000 shares of Common Stock are 400,000 shares which are owned by the Harris Associates Investment Trust, to which Harris Associates L.P. serves as an investment advisor.

(5) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by The Prudential Insurance Company of America on February 1, 1999, reflecting its beneficial ownership of Common Stock as of December 31, 1998. The
         Schedule 13G states that The Prudential Insurance Company of America has sole voting and dispositive power with respect to 148,050 shares of Common Stock and shared voting and dispositive power with respect to 260,100 shares of Common Stock.

(6) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Benson Associates, LLC on February 16, 1999, reflecting its beneficial ownership of Common Stock as of December 31, 1998. The Schedule 13G states that Benson Associates, LLC has sole voting and dispositive power with respect to 324,927 shares of Common Stock.

(7) Shares held by Mr. Kingsley include 593 shares held in trust over which Mr. Kingsley has sole voting and dispositive power.

                     APPROVAL OF THE NORTHWEST PIPE COMPANY
                        1999 EMPLOYEE STOCK PURCHASE PLAN

                                (PROPOSAL NO. 2)

The Board of Directors of the Company has approved the implementation of an Employee Stock Purchase Plan (the "ESPP"), subject to shareholder approval. The Company has reserved a total of 300,000 shares of Common Stock for issuance under the ESPP. The purpose of the ESPP is to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the availability of an employee stock purchase plan is an important factor in the Company's ability to attract and retain highly qualified and motivated employees and to provide an incentive for them to exert their best efforts on behalf of the Company.

The following discussion is intended only as a summary of the material provisions of the ESPP. Shareholders are encouraged to review the complete copy of the ESPP, which is included in this Proxy Statement as Exhibit A.

SUMMARY OF THE ESPP

ADMINISTRATION

The ESPP is intended to qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and will be administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to make and interpret all rules it deems necessary or appropriate to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments regarding shareholder approval.

ELIGIBILITY

Employees of the Company are eligible to participate in the ESPP after they have been employed by the Company for at least six months, have completed at least five months of continuous employment and work at least 20 hours per week. Employees who control 5% or more of the total voting power of all classes of the Company's stock or whose annual compensation exceeds $125,000 are not eligible to participate in the ESPP.

CONTRIBUTIONS AND SHARE PURCHASES

Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on November 1 and May 1 of each year (the "Enrollment Dates"). During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Common Stock on the Enrollment Date of the offering period or (b) the fair market value on the date of purchase. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period. Neither payroll deductions credited to a participant's account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant's employment for any reason the payroll deductions credited to the participant's account will be returned to the participant.

NEW PLAN BENEFITS

As of February 28, 1999 there were three officers, no directors and 1,024 employees of the Company eligible to participate in the ESPP. Participation in the ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, the names or positions of, or the future purchases under the ESPP are not determinable. As of the date of this Proxy Statement, no options to purchase shares of the Company's common stock have been granted under the ESPP.

TERM OF THE ESPP

The ESPP shall continue in effect for a term of ten years from the earlier of its adoption by the Board of Directors or its approval by the shareholders of the Company unless earlier terminated by the Board of Directors.

FEDERAL TAX EFFECTS

A participant acquiring stock pursuant to a qualified employee stock purchase plan receives favorable tax treatment in that the participant does not recognize any taxable income at the time of the grant of the option to purchase or upon exercise of such option to purchase. The tax treatment of the disposition of the stock depends upon whether the stock is disposed of within the holding period, which is two years from the date of grant. If the participant disposes of the stock after completion of the holding period, the lesser of (a) the sales price less the purchase price, or (b) 15 percent of the market value of the shares on the first day of the offering period, is taxable as ordinary income, and any further profit is taxable as long-term capital gain. Any loss is treated as a capital loss. If the participant disposes of the stock before the holding period expires (disqualifying disposition), the difference between the price paid by the employee and the market value of the shares at the date of purchase is taxable as ordinary income, and the difference between the amount received by the employee on the disposition of the shares and the market value of the shares at the date of purchase is treated as a capital gain or loss. Upon a disqualifying disposition of the stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount equal to the difference between the price paid by the employee and the market value of the shares at the date of purchase. The federal income tax rules relating to employee stock purchase plans qualifying under Section 423 of the Code are complex. Therefore, the foregoing is intended to summarize only certain major federal income tax rules concerning qualified employee stock purchase plans.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. For the reasons discussed above, the Board recommends a vote FOR approval of the Company's 1999 Employee Stock Purchase Plan. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the determination of the outcome of this proposal.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

The Board of Directors has appointed PricewaterhouseCoopers LLP, independent accountants, as auditors of the Company for the year ending December 31, 1999, subject to ratification by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of PricewaterhouseCoopers LLP to audit the books and accounts of the Company for the year ending December 31, 1999. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to any appropriate questions of any shareholder. PricewaterhouseCoopers LLP were the Company's independent accountants for the year ended December 31, 1998.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present, this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 2000 annual meeting of shareholders must be received by the Company not later than December 9, 1999, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                                  OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1999 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                              COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1998 accompanies this Proxy Statement. The Company will provide, without charge on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, a copy of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 1998. Written requests should be mailed to the Secretary, Northwest Pipe Company, 12005 N. Burgard, Portland, OR 97203.

                                   By Order of the Board of Directors,




                                   Brian W. Dunham
                                   President and Chief Operating Officer

Portland, Oregon
April 7, 1999

                                    EXHIBIT A

                             NORTHWEST PIPE COMPANY

                        1999 EMPLOYEE STOCK PURCHASE PLAN

         The following provisions constitute the Northwest Pipe Company 1999 Employee Stock Purchase Plan.

         1. PURPOSE. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2.   DEFINITIONS.

               2.1. "ACCOUNT" shall mean each separate account maintained for a Participant under the Plan, collectively or singly as the context requires. Each Account shall be credited with a Participant's contributions, and shall be charged for the purchase of Common Stock. A Participant shall be fully vested in the cash contributions to his or her account at all times. The Plan Administrator may create special types of accounts for administrative reasons, even though the Accounts are not expressly authorized by the Plan.

               2.2.   "BOARD" shall mean the Board of Directors of the Company.

               2.3. "CODE" shall mean the Internal Revenue Code of 1986, as amended.

               2.4. "COMMITTEE" shall mean the Compensation Committee of the Board.

               2.5.   "COMMON STOCK" shall mean the Common Stock of the Company.

               2.6. "COMPANY" shall mean Northwest Pipe Company, an Oregon corporation.

               2.7. "COMPENSATION" shall mean all base straight time gross earnings plus payments for overtime, shift premiums and sales commissions, but excluding incentive compensation, incentive payments, bonuses, awards, and other compensation.

               2.8. "DESIGNATED SUBSIDIARY" shall mean each Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

               2.9. "EMPLOYEE" shall mean an individual who renders services to the Company or to a Designated Subsidiary pursuant to a regular-status employment relationship with such employer. A person rendering services to the Company or to a Designated Subsidiary purportedly as an independent consultant or contractor shall not be an Employee for purposes of the Plan.

               2.10. "ENROLLMENT DATE" shall mean the first day of each Offering Period.

               2.11.  "FAIR MARKET VALUE"

                      2.11.1. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Common Stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

                      2.11.2. If the Common Stock is quoted on the NASDAQ system (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the last Trading Day prior to the day of such determination, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable, or;

                      2.11.3. In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

               2.12. "HIGHLY COMPENSATED EMPLOYEE" shall mean any Employee whose compensation exceeds $125,000 (as adjusted each year by the percentage change in the Consumer Price Index for Urban Wage Earners and Clerical Workers prepared by the Bureau of Statistics, Department of Labor or the comparable index that replaces it) provided that no Employee shall be a Highly Compensated Employee as defined hereby if such Employee is not also a "Highly Compensated Employee" within the meaning of Section 414(q) of the Code.

               2.13. "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System or such other quotation system that supersedes it.

               2.14. "OFFERING PERIOD" shall mean the period of approximately six (6) months, commencing on the first Trading Day on or after a date designated in advance by the Board and terminating on the last Trading Day in the period ending six months later, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

               2.15. "PARTICIPANT" shall mean any Employee who is participating in this Plan by meeting the eligibility requirements of Section 3 and has completed a Payroll Participation Form.

               2.16. "PAYROLL PARTICIPATION FORM" shall mean the form attached hereto as Exhibit A (or such other form as may be provided by the Company) on which a Participant shall elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

               2.17. "PLAN" shall mean this Employee Stock Purchase Plan.

               2.18. "PURCHASE DATE" shall mean the last day of each Offering Period.

               2.19. "PURCHASE PRICE" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock (i) on the Enrollment Date or (ii) on the Purchase Date, whichever is lower.

               2.20. "RESERVES" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

               2.21. "SUBSIDIARY" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company of a Subsidiary.

               2.22. "TRADING DAY" shall mean a day on which national stock exchanges and NASDAQ are open for trading.

         3.   ELIGIBILITY.

               3.1. A person shall become eligible to participate in the Plan on the first Enrollment Date on or after which he or she first meets all of the following requirements; provided, however, that no one shall become eligible to participate in the Plan prior to the Enrollment Date of the first Offering Period provided for in Section 2.13:

                      3.1.1. The person's customary period of employment is for more than twenty (20) hours per week;

                      3.1.2. The person's customary period of employment is for more than five (5) months in any calendar year.

                      3.1.3. The person has been employed by the Company or a Designated Subsidiary for at six (6) months.

                      3.1.4. The person is not a Highly Compensated Employee.

               3.2. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans (under Section 423 of the Code) of the Company and Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

               3.3. For purposes of the Plan, eligibility shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, eligibility to participate in the Plan will be deemed to have terminated on the 91st day of such leave.

         4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on a date designated in advance by the Board, and continuing for six month periods thereafter until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

         5.   PARTICIPATION.

              5.1. An eligible Employee may become a Participant in the Plan by completing a Payroll Participation Form and filing it with the Company's Administration Department (as set forth in Section 20 below) at least fifteen (15) days prior to the applicable Enrollment Date, unless a later time for filing the Payroll Participation Form is set by the Board for all eligible Employees with respect to a given Offering Period.

              5.2. Payroll deductions for a Participant shall commence on the first payroll period following the Enrollment Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 10 hereof.

         6.   PAYROLL DEDUCTIONS.

              6.1. At the time a Participant files his or her Payroll Participation Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each payday during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the Participant's Compensation during said Offering Period.

              6.2. A Participant shall specify that he or she desires to make contributions to the Plan in whole percentages not less than one percent (1%) and not more than ten percent (10%) of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum percentage as the Board shall establish from time to time.

              6.3. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such Account.

              6.4. A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof. A Participant's Payroll Participation Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

              6.5. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3.2 hereof, a Participant's payroll deductions shall be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250 (85% of $25,000). Payroll deductions shall recommence at the rate provided in such Participant's Payroll Participation Form at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

              6.6. At the time the option is exercised, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefit attributable to sale or early disposition of Common Stock by the Employee.

         7. OPTION TO PURCHASE COMMON STOCK. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of shares determined by dividing $12,500 by the Fair Market Value of a share of the Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3.2 and 12 hereof. Purchase of the Common Stock shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option shall expire on the last day of the Offering Period.

         8. PURCHASE OF COMMON STOCK. Unless a Participant withdraws from the Plan as provided in Section 10.1 below, his or her option for the purchase of Common Stock will be exercised automatically on the Purchase Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares of Common Stock will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase shares of Common Stock hereunder is exercisable only by him or her.

         9. DELIVERY. As promptly as practicable after each Purchase Date, the Company shall arrange for the electronic delivery to each Participant's designated brokerage account of the shares of Common Stock purchased with his or her payroll deductions.

         10.   WITHDRAWAL; TERMINATION OF EMPLOYMENT.

               10.1. A Participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to purchase shares of Common Stock under the Plan by giving written notice in the form of Exhibit B to this Plan (or such other form as may be provided by the Company) to the Company (as set forth in Section 20 below) no less than 15 days immediately preceding a Purchase Date. All of the Participant's payroll deductions credited to his or her Account will be paid to such Participant as soon as practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a Participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Payroll Participation Form.

               10.2. Upon termination of a Participant's employment for any reason, including death, disability or retirement, or a Participant failing to remain an Employee of the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a Participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account shall be returned to the Participant; or, in the case of death, to the persons entitled thereto under Section 14, and such Participant's option shall be automatically terminated.

         11. INTEREST. No interest shall accrue on the payroll deductions of a Participant in the Plan.

         12.   STOCK.

               12.1. The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 300,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18. If on a given Purchase Date the number of shares of Common Stock eligible to be purchased exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

               12.2. The Participant will have no interest or voting right in shares covered by his or her option until such shares of Common Stock have been purchased.

               12.3. Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

         13.    ADMINISTRATION.

               13.1. ADMINISTRATIVE BODY. The Plan shall be administered by the Committee. Subject to the terms of the Plan, the Committee shall have the power to construe the provisions of the Plan, to determine all questions arising thereunder, and to adopt and amend such rules and regulations for administering the Plan as the Committee deems desirable.

               13.2. RULE 16B-3 LIMITATIONS. Notwithstanding the provisions of Subsection 13.1, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3.

         14.    DESIGNATION OF BENEFICIARY.

               14.1. A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to a Purchase Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to a Purchase Date.

               14.2. Such designation of beneficiary may be changed by the Participant at any time by written notice as provided in Section 20 below. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

         16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         17. REPORTS. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

         18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, MERGER OR ASSET SALE.

         18.1. CHANGES IN CAPITALIZATION. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

               18.2. DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

               18.3. MERGER OR ASSET SALE. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or any equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the "New Purchase Date") or to cancel each outstanding right to purchase and refund all sums collected from Participants during the Offering Period then in progress. If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for his option has been changed to the New Purchase Date and that his option will be exercised automatically on the New Purchase Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

         19.   AMENDMENT OR TERMINATION.

               19.1. The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant.

               19.2. Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

               19.3. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 423 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

         20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company by the Company's Secretary at the Company's corporate headquarters.

         21.   CONDITIONS UPON ISSUANCE OF SHARES OF COMMON STOCK.

               21.1. Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               21.2. As a condition to the purchase of Common Stock, the Company may require the person purchasing such Common Stock to represent and warrant at the time of any such purchase that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         22.   TERM OF PLAN.

               22.1. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated pursuant to Section 19.

               22.2. Notwithstanding the above, the Plan is expressly made subject (i) to the approval of the shareholders of the Company within 12 months after the date the Plan is adopted and (ii) at its election, to the receipt by the Company from the Internal Revenue Service of a ruling in scope and content satisfactory to counsel to the Company, affirming the qualification of the Plan within the meaning of Section 423 of the Code. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law. If the Plan is not so approved by the shareholders within 12 months after the date the Plan is adopted, and if, at the election of the Company a ruling from the Internal Revenue Service is sought but is not received on or before one year after the Plan's adoption by the Board, this Plan shall not come into effect. In that case, the Account of each Participant shall forthwith be paid to him or her.

         23. ADDITIONAL RESTRICTIONS OF RULE 16B-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

--------------------------------------------------------------------------------

                             NORTHWEST PIPE COMPANY
      PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 1999

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 7, 1999 and hereby names, constitutes and appoints William R. Tagmyer and Brian W. Dunham, or each of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Northwest Pipe Company (the "Company") to be held at 9:00 a.m. local time in Ontario, California on Tuesday, May 11, 1999 and at any adjournments or postponements thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 12, 1999, with all the powers that the undersigned would possess if he were personally present.


--------------------------------------------------------------------------------
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

                                                              Please mark
                                                             your votes as   /X/
                                                              indicated in
                                                              this example


                       FOR all nominees listed         WITHHOLD AUTHORITY
                       below (except as marked         (to vote for all nominees
                        to the contrary below)         listed below)

1. PROPOSAL 1 -- Election of Directors     / /         / /
(Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

WILLIAM R. TAGMYER                       NEIL R. THORNTON

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.


2. PROPOSAL 2 -- To approve the Northwest Pipe Company
1999 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF PROPOSAL 2.

  FOR          AGAINST         ABSTAIN
PROPOSAL 2    PROPOSAL 2      PROPOSAL 2

  / /           / /              / /


3. PROPOSAL 3 -- To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending December 31, 1999.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR THE APPROVAL OF PROPOSAL 3.

   FOR         AGAINST         ABSTAIN
PROPOSAL 3    PROPOSAL 3      PROPOSAL 3

  / /           / /              / /


4. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.


              I do           do not
              / /             / /     plan to attend
                                      the meeting.
                                      (Please check)


THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Dated
      --------------------------------------


--------------------------------------------
Shareholder (print name)


--------------------------------------------
Shareholder (sign name)


The shareholder signed above reserves the right to revoke this Proxy at any time prior to its exercise by written notice delivered to the Company's Secretary at the Company's corporate offices, 12005 N. Burgard, Portland, Oregon 97203, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

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